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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-3 of Genzyme Corporation to register 1,758 shares of Genzyme Tissue Repair Division Common Stock and 2,018 shares of Genzyme Molecular Oncology Division Common Stock of our reports dated February 27, 1998 on our audits of the consolidated financial statements and financial statement schedule of Genzyme Corporation, the combined financial statements and financial statement schedule of Genzyme General Division, the combined financial statements and financial statement schedule of Genzyme Tissue Repair Division and the combined financial statements of General Molecular Oncology Division as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, which reports are included in Genzyme Corporation's 1997 Annual Report on Form 10-K, as amended.

We also consent to the reference to our firm in the Registration Statement under the caption "Experts."

                                      /s/ PricewaterhouseCoopers LLP
                                      ------------------------------
                                          PricewaterhouseCoopers LLP


Boston, Massachusetts
December 9, 1998